UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): December 24, 2011

VENTAS, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	1-10989	61-1055020
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

111 S. Wacker Drive, Suite 4800, Chicago, Illinois	60606
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (877) 483-6827

Not Applicable

Former Name or Former Address, if Changed Since Last Report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐          Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒        Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐          Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐          Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry Into a Material Definitive Agreement.

On December 24, 2011, Ventas, Inc. (the “Company”) entered into an Agreement and Plan of Merger (the “Merger Agreement”) with TH Merger Corp, Inc., a Maryland corporation and the Company’s wholly owned subsidiary (“MergerSub”), TH Merger Sub, LLC, a Delaware limited liability company and the Company’s wholly owned subsidiary (“OP MergerSub”), Cogdell Spencer Inc., a Maryland corporation (“Cogdell”), and Cogdell Spencer LP, a Delaware limited partnership (“Cogdell LP”).

The Merger Agreement provides for (i) either (A) the merger of MergerSub with and into Cogdell, with Cogdell surviving as a wholly owned subsidiary of the Company or (B) the merger of Cogdell with and into MergerSub, with MergerSub surviving as a wholly owned subsidiary of the Company, and (ii) the merger of OP MergerSub with and into Cogdell LP, with Cogdell LP surviving as a wholly owned subsidiary of the Company (collectively, the “Mergers”). Pursuant to the terms and subject to the conditions set forth in the Merger Agreement, at the Effective Time (as defined in the Merger Agreement), (a) each share of Cogdell common stock, par value $0.01 per share (“Common Stock”), issued and outstanding immediately prior to the Effective Time (other than any shares of Common Stock held by Cogdell, the Company, Merger Sub or any of their respective subsidiaries) will be converted into the right to receive $4.25 in cash, without interest (the “Merger Consideration”), (b) each unit of limited partnership interest in Cogdell LP (“OP Unit”) issued and outstanding immediately prior to the Effective Time (other than any OP Units held by Cogdell, the Company, Merger Sub or any of their respective subsidiaries) will be converted into the right to receive the Merger Consideration, and (c) each share of Cogdell’s 8.500% Series A Cumulative Redeemable Perpetual Preferred Stock (the “Series A Preferred Stock”) issued and outstanding immediately prior to the Effective Time (other than any shares of Series A Preferred Stock held by Cogdell, the Company, Merger Sub or any of their respective subsidiaries), will be converted into the right to receive an amount in cash equal to $25, plus all accrued and unpaid dividends through and including the date of the closing of the Mergers (the “Closing”), without interest.  In addition, each share of Cogdell restricted stock and each Cogdell LP long-term incentive plan unit issued and outstanding immediately prior to the Effective Time will fully vest and be converted into the right to receive the Merger Consideration.

The parties have made certain customary representations and warranties to each other in the Merger Agreement. In addition, the parties have agreed to use their respective reasonable best efforts to do all things necessary, proper or advisable to consummate the Mergers and the other transactions contemplated by the Merger Agreement, including obtaining all necessary approvals and consents, subject to certain limitations.  Under the Merger Agreement, Cogdell is subject to a customary “no-shop” restriction on its ability to solicit offers or proposals relating to an acquisition proposal or to provide information to or engage in discussions or negotiations with third parties regarding an acquisition proposal.

The Closing is subject to, among other things, approval by the holders of Cogdell Common Stock and the sale of the assets and companies comprising Cogdell’s design-build and development business (“Erdman”) pursuant to the terms of the Erdman Purchase Agreement (as such term is defined in the Merger Agreement).

The Merger Agreement may be terminated under certain circumstances, including by either party if the consummation of the Merger has not occurred by June 29, 2012, if Cogdell’s stockholders fail to approve the transaction, upon a material uncured breach by the other party that would cause the closing conditions not to be satisfied or if Cogdell accepts a Superior Proposal (as such term is defined in the Merger Agreement) or if Cogdell’s Board of Directors makes an Adverse Recommendation Change (as such term is defined in the Merger Agreement).

The Merger Agreement provides that, upon termination under specified circumstances, Cogdell would be required to pay the Company a termination fee in an amount equal to $15,000,000 (plus expense reimbursement of $5,000,000 in certain circumstances). The Merger Agreement also provides that the Company will be required to pay to Cogdell a reverse termination fee of $15,000,000 (plus expense reimbursement of $5,000,000) upon termination under specified circumstances.

A copy of the Merger Agreement is filed herewith as Exhibit 2.1 and is incorporated in this Item 1.01 by reference.  The foregoing description of the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Merger Agreement. The representations and warranties in the Merger Agreement were made as of a specified date, may be subject to a contractual standard of materiality different from what might be viewed as material to stockholders, or may have been used for the purpose of allocating risk between the parties.  Accordingly, the representations and warranties in the Merger Agreement are not necessarily characterizations of the actual state of facts about the Company, MergerSub, OP MergerSub, Cogdell or Cogdell LP at the time they were made or otherwise and should only be read in conjunction with the other information that the Company makes publicly available in reports, statements and other documents filed with the Securities and Exchange Commission (the “SEC”).

Item 7.01. Regulation FD Disclosure.

On December 27, 2011, the Company and Cogdell issued a joint press release announcing that they had entered into the Merger Agreement. A copy of the press release is furnished herewith as Exhibit 99.1 and incorporated in this Item 7.01 by reference.

Also furnished herewith as Exhibit 99.2 and Exhibit 99.3, respectively, and incorporated in this Item 7.01 by reference are (i) a presentation by the Company to investors and (ii) a letter to Cogdell employees by the Company and Cogdell, in each case regarding the transactions contemplated by the Merger Agreement.

Additional Information and Where to Find It

In connection with the proposed merger, Cogdell will prepare a proxy statement to be filed with the SEC.  When completed, a definitive proxy statement and a form of proxy will be mailed to the holders of Cogdell common stock. HOLDERS OF COGDELL COMMON STOCK ARE URGED TO READ THAT PROXY STATEMENT WHEN IT BECOMES AVAILABLE BECAUSE IT WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION. Holders of Cogdell common stock will be able to obtain, without charge, a copy of the proxy statement (when available) and other relevant documents filed with the SEC from the SEC’s website at http://www.sec.gov. The holders of Cogdell common stock will also be able to obtain, without charge, a copy of the proxy statement and other relevant documents (when available) by directing a request by mail or telephone to Cogdell, 4401 Barclay Downs Drive, Suite 300, Charlotte, North Carolina 28209, attn: Corporate Secretary, or from Cogdell’s website, http://www.cogdell.com.

The Company, Cogdell and their respective directors and officers may be deemed to be participants in the solicitation of proxies from the holders of Cogdell common stock with respect to the meeting of stockholders that will be held to consider the proposed merger. Information about the Company’s directors and executive officers can be found in the Company’s definitive proxy statement filed with the SEC on March 28, 2011. Information about Cogdell’s directors and executive officers can be found in Cogdell’s definitive proxy statement filed with the SEC on March 25, 2011. Stockholders may obtain additional information regarding the interests of such potential participants in Cogdell’s proxy statement and other relevant documents filed with the SEC in connection with the proposed transaction if and when they become available. These documents are available free of charge on the SEC’s website and from the Company or Cogdell, as applicable, using the sources indicated above.

Item 9.01. Financial Statements and Exhibits.

(a)          Financial Statements of Businesses Acquired.

Not applicable.

(b)         Pro Forma Financial Information.

Not applicable.

(c)          Shell Company Transactions.

Not applicable.

(d)         Exhibits:

Exhibit
Number	Description
2.1	Merger Agreement dated as of December 24, 2011 by and among the Company, MergerSub, OP MergerSub, Cogdell and Cogdell LP.

99.1	Joint press release issued on December 27, 2011.

99.2	Company presentation dated December 2011.

99.3	Letter to Cogdell employees dated December 27, 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

VENTAS, INC.

Date: December 27, 2011	By:	/s/ Kristen M. Benson
Kristen M. Benson
Vice President and Senior Securities Counsel

EXHIBIT INDEX

Exhibit
Number	Description
2.1	Merger Agreement dated as of December 24, 2011 by and among the Company, MergerSub, OP MergerSub, Cogdell and Cogdell LP.

99.1	Joint press release issued on December 27, 2011.

99.2	Company presentation dated December 2011.

99.3	Letter to Cogdell employees dated December 27, 2011.